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                                                  EXHIBIT 21


                      SUBSIDIARIES OF THE REGISTRANT
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                                                           Jurisdiction
             Company Name                                       of
                 and                                       Incorporation
Name Under Which it is Doing Business                           or
           (if applicable)                                 Organization
-------------------------------------                     --------------

Arctic Constructors Limited                              Canada
Associated Contractors Equipment Corporation             Panama
Construcciones Acuaticas Mundiales, S.A.                 Venezuela
Constructora CAMSA, C.A.                                 Venezuela
Contratistas Transandinos, S.A. d/b/a/ COTRA             Colombia
Cruzamientos Direccionales Orizzon, S.A. de C.V.         Mexico
"ESCA" Equipment Service Compania Anonima                Venezuela
International Pipeline Equipment, Inc.                   Panama
Interproject Engineers Limited                           Cayman Islands
Inversiones CAMSA, C.A.                                  Venezuela
Inversiones Willbros del Ecuador, S.A.                   Panama
Kompaniya Willbros A/O                                   Russia
Monastere Inc.                                           Delaware, USA
Musketeer Oil B.V.                                       Netherlands
Osage Oilfield Services, Inc.                            Oklahoma, USA
Pipeline Contractors Inc.                                Panama
Pipelines & Logistics, Inc.                              Delaware, USA
Pretensado S.A.                                          Venezuela
Servicios Petroleros Willbros, S.A. de C.V.              Mexico
Shield Constructors, Inc.                                Panama
Shield International Engineering, Inc.                   Panama
The Oman Construction Company, LLC                       Oman
Vessel MWB 403, Inc.                                     Delaware, USA
Vintondale Corporation N.V.                              Netherlands Antilles
Willbros Al-Rushaid Limited                              Saudi Arabia
Willbros Alaska, Inc.                                    Delaware, USA
Willbros Andina Pipeline Investments, L.L.C.             Delaware, USA
Willbros Azerbaijan Limited                              Cayman Islands
Willbros Bolivia, S.A.                                   Panama
Willbros Butler International, Inc.                      Panama
Willbros Chile, S.A.                                     Chile
Willbros Construction & Engineering - Egypt, LLC         Egypt
Willbros Constructors, Inc.                              Cayman Islands
Willbros Constructors, Inc.                              Panama
Willbros Contracting Limited                             Cyprus
Willbros Energy Services Company                         Delaware, USA
Willbros Engineering & Construction Limited              Canada
Willbros Engineers, Inc.                                 Delaware, USA


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                                                           Jurisdiction
             Company Name                                       of
                 and                                       Incorporation
Name Under Which it is Doing Business                           or
           (if applicable)                                 Organization
-------------------------------------                     --------------

Willbros Far East, Inc.                                  Vanuatu
Willbros Far East (PNG) Pty Ltd                          Papua New Guinea
Willbros Far East Sdn. Bhd.                              Malaysia
Willbros Gabon, S.A.                                     Panama
Willbros, Inc.                                           Delaware, USA
Willbros International (Germany) G.m.b.H.                Germany
Willbros International, Inc.                             Panama
Willbros International Pty Limited                       Australia
Willbros Iran, Inc.                                      Panama
Willbros Kuwait Gas & Oil Field Services Co. (K.C.S.C.)  Kuwait
Willbros Latina, S.A.                                    Panama
Willbros (Malaysia) Sdn. Bhd.                            Malaysia
Willbros Middle East, Inc.                               Panama
Willbros (Nigeria) Limited                               Nigeria
Willbros (Overseas) Limited                              United Kingdom
Willbros Suramerica, S.A.                                Panama
Willbros (U.K.) Limited                                  United Kingdom
Willbros USA, Inc.                                       Delaware, USA
Willbros West Africa, Inc.                               Panama
Willgrande, L.L.C.                                       Oklahoma, USA
Willsip, L.L.C.                                          Oklahoma, USA
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